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                                                                     EXHIBIT 23.








                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this Form 10-K of our report dated July 30, 2001, included in the Company's Annual Report to Shareholders of STRATTEC SECURITY CORPORATION for the fiscal year ended July 1, 2001. It should be noted that we have not audited any financial statements of the Company subsequent to July 1, 2001 or performed any audit procedures subsequent to the date of our report.



ARTHUR ANDERSEN LLP


Milwaukee, Wisconsin
September 4, 2001



























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